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                                                                  Exhibit 10.31

                        The Carbide/Graphite Group, Inc.





                      Supplemental Executive Savings Plan

                              Highlights Brochure
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CONTENTS

Introduction                                              2

The Supplemental Executive Savings
Plan                                                      2

Eligibility and Enrollment                                3

Building Your Plan Account                                4

Tax Considerations                                        5

Vesting                                                   5

Distributions from the Plan                               5

Account Statements                                        6

A Final Word About the Supplemental
Executive Savings Plan                                    6




     This brochure describes the key features of the Supplemental Executive Savings Plan. If you have any questions about the plan that this brochure does not answer, please contact the Plan Administrator, Walter Damian, Vice President of Human Resources at (412) 562-3783.


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INTRODUCTION

     The Carbide/Graphite Group, Inc. has adopted the Supplemental Executive Savings Plan for certain select highly compensated employees, executives and directors. This plan is a supplement to the Company's Savings Plan which is maintained for all Company employees.

     As a selected participant, you will be permitted the opportunity to defer receipt of compensation and save amounts on a tax-deferred basis.



THE SUPPLEMENTAL EXECUTIVE
SAVINGS PLAN AT A GLANCE

     The Supplemental Executive Savings Plan allows you to defer compensation in excess of the amounts allowed to be deferred under The Carbide/Graphite Group Savings Plan.

     You are always fully vested in your Supplemental Executive Savings Plan. There is no vesting schedule which would cause deferred compensation to become forfeitable.

     Your savings grow on a tax-deferred basis until you receive a distribution from the plan.

     You are able to choose a payment form that best fits your individual situation.

     Your beneficiary is eligible to receive a benefit from the plan if you die.

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THE SUPPLEMENTAL EXECUTIVE SAVINGS PLAN
ELIGIBILITY AND ENROLLMENT

     You are eligible to participate in the Supplemental Executive Savings Plan if you have been selected by the Compensation Committee of the Board of Directors to participate. Selection is made on an annual basis.

     To participate, you must complete an enrollment form. On the form, you will:

     Choose how much compensation you want to defer for the year

     Authorize the Company to make salary and/or bonus reductions

     Designate a beneficiary to receive the value of your plan account if you die. You may change your beneficiary(ies) at any time by completing a new enrollment form. If you do not name a beneficiary to receive your plan account, your account will be distributed to your estate.

     Keep in mind that your participation in the Supplemental Executive Savings Plan is completely voluntary. You can participate regardless of whether you save under the Savings Plan. Except for unique circumstances which are described in the Plan, once you make an election for a calendar year, you cannot change or stop your contributions during the year.


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BUILDING YOUR PLAN
ACCOUNT

     Under the Supplemental Executive Savings Plan, your account can grow in several ways.

Your Deferrals

     You can contribute to the supplemental savings plan in two ways:

     Salary or Director Fee Deferral.
     You can save any whole
     percentage or dollar amount of
     your base salary (or if applicable,
     director fees), and

     Bonus  Deferrals.  You can save
     any whole percentage or dollar
     amount of your bonus.

     For purposes of determining your salary deferrals, base salary means your salary before any contributions to the Company's Savings Plan or the Section 125 cafeteria plan.

     Your supplemental savings under this plan are not matched by the Company.


Investment Growth

     Your supplemental savings plan account should increase through investment growth.

     The Company has established a trust fund which will offer you the choice of different funds for investing your deferrals.

     The Company has established an investment arrangement with the Pacific Select Fund. The Pacific Select Fund is the underlying investment vehicle for the separate accounts funding Pacific Mutual's variable universal life insurance products. The Company's arrangement with Pacific Mutual allows Plan funds to be invested in any of six separate portfolios, as follows:

Portfolio            Manager

Managed Bond         PIMCO

Government
Securities           PIMCO

Growth               Capital Guardian

Growth LT            Janus

Multi-Strategy       J.P. Morgan
                     Investment

International        Templeton

     The Plan Administrator can provide you with prospectuses for each of these funds upon request.

     During each annual enrollment period, you will decide the level of your deferrals for the next calendar year. You will also have a chance to establish and change the investment mix of your existing account balance.

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TAX CONSIDERATIONS

     Your contributions to the Supplemental Executive Savings Plan are deducted from your paycheck before income taxes are withheld.

     In addition, the compensation you defer, as well as any investment gains on that money, grows tax-deferred. In other words, you will not pay income taxes on your account value until you receive your benefits from the plan.

     However, you will pay Social Security taxes on your deferred compensation at the time it is credited to your account. These taxes will be deducted from each paycheck.

VESTING

     You are always 100% vested in your plan account.

DISTRIBUTIONS FROM THE
PLAN

     You or your beneficiary will receive your plan account when you:

     Cease to be an employee of the
     Company,

     Retire pursuant to the retirement
     provisions of the Company's
     Savings Plan,

     Become permanently disabled, or

     Die.


     Distributions will be made as soon as administratively possible following the end of the month in which one of these events occur. Unlike the Savings Plan, you cannot roll over supplemental savings plan funds into an IRA or any other qualified savings vehicle. In addition, you cannot borrow money from your account.

How Benefits Are Paid

     Your plan account is normally paid to you or your beneficiary in a single lump sum, unless you elect installment payments over a number of years.

     Important Note: If you wish to have your account paid to you in installments, or if you wish to defer the date your payments begin, you must make your election at least 12 months prior to termination of employment or retirement. Because of tax law considerations, the Supplemental Executive Savings Plan cannot consider any elections you make as to how you want to receive your plan benefits within the last 12 months of your employment. However, this restriction does not apply to any election you make regarding how you want your surviving beneficiary to receive your plan benefits should you die while employed by the Company.

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ACCOUNT STATEMENTS

     You'll receive an account statement at least once each year that will show how much money you've contributed to the Supplemental Executive Savings Plan and the earnings (or losses) credited to your account for that period.


A FINAL WORD ABOUT THE SUPPLEMENTAL EXECUTIVE SAVINGS
PLAN

     The Supplemental Executive Savings Plan is a non-qualified plan. Although the Company has established a trust for the plan, these non-qualified plan assets will be subject to the claims of general creditors of Carbide/Graphite.

     This brochure describes certain key features of the Carbide/Graphite Supplemental Executive Savings Plan but is subject to the terms of the plan document.

     Where this brochure and the official plan document vary in the description of the plan, the plan document is the final authority.

     Carbide/Graphite intends to continue the plan indefinitely, but reserves the right to change or terminate the plan at any time by action of its board of directors or persons authorized by its board of directors. The language in this brochure does not imply a contract or assurance of employment or compensation.

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